Securities and Exchange Commission
                             Washington, D.C. 20549


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2003

                            Micropac Industries, Inc.
                            -------------------------
             (exact name of registrant as specified in its charter)

   Delaware                          0-5109                         75-1225149
--------------------------------------------------------------------------------
(State or other             (Commission File Number)             (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                    Number)

                       905 E. Walnut, Garland, Texas 75040
                       -----------------------------------
                    (address of principal executive offices)

Registrant's telephone number, including area code: (972) 272-3571


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

         On August 27, 2003, the Company purchased 548,836 shares of the Company's common stock pursuant to the terms of an agreement dated February 5, 2001, between the Company and Mr. Nadolsky ("Agreement"). The Agreement obligated the Company to purchase any shares of the Company's common stock owned by Mr. Nadolsky at the fair market value thereof (but in no event less than the book value of such shares) in the event of his death, permanent disability or termination of employment. Mr. Nadolsky's employment terminated on May 1, 2003.

         By letter dated August 15, 2003, Mr. Nadolsky requested that the Company purchase the 548,836 shares of the Company's common stock he owned pursuant to the requirements of the above agreement and agreed that the book value of each share of his common stock was $2.68. The Company paid Mr. Nadolsky a total purchase price of $1,470,880.48.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       MICROPAC INDUSTRIES, INC.


DATE: August 27, 2003                                  /s/ Connie Wood
                                                       President